Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OceanLight Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated June 15, 2026, relating to the financial statements of OceanLight Acquisition Corporation, included in the Registration Statement on Form S-1, and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

June 15, 2026